SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 6, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Incentive Plans (“MIP”)

On June 6, 2013, the Company’s Compensation and Stock Option Committee (“Compensation Committee”) approved individual management incentive plans (“MIPs”) for Dr. Louis F. Centofanti, our Chief Executive Officer (“CEO”), James Blankenhorn, our Chief Operating Officer (“COO”), and Ben Naccarato, our Chief Financial Officer (“CFO”).  The MIPs are effective as of January 1, 2013.  Each MIP provides guidelines for the calculation of annual cash incentive based compensation, subject to Compensation Committee oversight and modification.  Each MIP awards cash compensation based on achievement of performance thresholds, with the amount of such compensation established as a percentage of base salary.  The potential target performance compensation ranges from 50% to 87% or $135,558 to $237,224 of the 2013 base salary for the CEO, 50% to 87% or $126,175 to $220,808 of the 2013 base salary for the COO, and 25% to 44% or $53,560 to $93,731 of the 2013 base salary for the CFO.

Performance compensation is paid on or about 90 days after year-end, or sooner, based on finalization of our audited financial statements for 2013.  If the MIP participant’s employment with the Company is voluntarily or involuntarily terminated prior to a regularly scheduled MIP compensation payment date, no MIP payment will be payable for and after such period.

The Compensation Committee retains the right to modify, change or terminate each MIP and may adjust the various target amounts described below, at any time and for any reason.

Each MIP is briefly described below, and the descriptions are qualified by reference to the respective MIPs attached as exhibits to this report.

CEO MIP:

2013 CEO performance compensation is based upon meeting corporate revenue, EBITDA (“earnings before interest, taxes, depreciation and amortization”), health, safety, and environmental compliance objectives during fiscal year 2013 from our continuing operations.  Of the total potential performance compensation, 55% is based on EBITDA goal, 15% on revenue goal, 15% on the number of health and safety claim incidents that occur during fiscal year 2013, and the remaining 15% on the number of notices alleging environmental, health or safety violations under our permits or licenses that occur during the fiscal year 2013.  No performance incentive compensation will be payable to the CEO for achieving the health and safety, permit and license violation, and revenue targets unless a minimum of 70% EBITDA Target is a achieved. Each of the revenue and EBITDA components is based on our board approved revenue target and EBITDA target.  The 2013 target compensation for our CEO is as follows:

Annualized Base Pay:	$271,115
Performance Incentive Compensation Target (at 100% of MIP):	$135,558
Total Annual Target Compensation (at 100% of MIP):	$406,673

CFO MIP:

The CFO’s 2013 performance compensation is based upon achievement of EBITDA and administrative expense objectives.  The performance compensation also provides for a discretionary incentive payment component, subject to approval by the Company’s Compensation Committee.  Of the total potential performance compensation, 25% is based on maintaining or reducing our targeted administrative expense, 50% is based on EBITDA goal, with the remaining 25% subject to approval by the Compensation Committee.  No discretionary performance compensation or performance compensation for achieving the administrative expense target will be payable to the CFO unless a minimum of 70% of the EBITDA Target is achieved. Achievements impacting the discretionary performance payment, if recommended, will include but not limited to:

•	Compliance with the requirement of the Sarbanes-Oxley Act of 2002 (“SOX”);
•	Meeting public filing deadlines such as Form 10-K, Form 10-Qs, Form 8-Ks, and press releases;
•	Automation and centralization of accounting processes, including but not limited to: (a) install multi-company software at corporate office; (b) improve forecasting model from facilities including new software, if cost effective; (c) sales and opportunity tracking system; (d) complete improvement to time management system; and (e) improve project tracking system; and
•	Collection of problem accounts receivable.

Each of the EBITDA and administrative expense component is based on our board approved 2013 EBITDA target and administrative expense target.  The 2013 target compensation for our CFO is as follows:

Annualized Base Pay:	$214,240
Performance Incentive Compensation Target (at 100% of Plan):	$53,560
Total Annual Target Compensation (at 100% of Plan):	$267,800

COO MIP:

2013 COO performance compensation is based upon meeting corporate revenue, EBITDA, health, safety, and environmental compliance objectives during fiscal year 2013 from our continuing operations.  Of the total potential performance compensation, 55% is based on EBITDA goal, 15% on revenue goal, 15% on the number of health and safety claim incidents that occur during fiscal year 2013, and the remaining 15% on the number of notices alleging environmental, health or safety violations under our permits or licenses that occur during the fiscal year 2013.  No performance incentive will be payable to the COO for achieving the health and safety, permit and license violation, and revenue targets unless a minimum of 70% EBITDA target is achieved. Each of the revenue and EBITDA components is based on our board approved revenue target and EBITDA Target.  The 2013 target compensation for our COO is as follows:

Annualized Base Pay:	$252,350
Performance Incentive Compensation Target (at 100% of Plan):	$126,175
Total Annual Target Compensation (at 100% of Plan):	$378,525

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	2013 Incentive Compensation Plan for Chief Executive Officer, effective January 1, 2013.

10.2	2013 Incentive Compensation Plan for Chief Financial Officer, effective January 1, 2013.

10.3	2013 Incentive Compensation Plan for Chief Operating Officer, effective January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 12, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer